UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

☒	Definitive Additional Materials

FDCTECH, INC.

(Name of Registrant as Specified In Its Charter)

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FDCTECH, INC.

200 Spectrum, Suite 300

Irvine, California 92618

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT MATERIALS

To Our Stockholders:

An Information Statement is being made available by the Board of Directors of FDCTech, Inc., a Delaware corporation (the “Company”), to holders of record of the Company’s common stock at the close of business on February 10, 2022 (the “Record Date”). The purpose of this Information Statement is to inform the Company stockholders of the following actions taken by written consent of the holders of a majority of the Company’s voting stock, dated February 10, 2022:

1.	To amend our certificate of incorporation, as amended (the “Certificate”), to increase the number of authorized shares of common stock from 250,000,000 to 500,000,000 (the “Authorized Share Increase” and together with the 2022 Equity Plan, the “Corporate Action”), and

2.	To approve the Company’s 2022 Equity Plan (the “2022 Equity Plan”)

The foregoing actions were approved on February 10, 2022 by our Board of Directors. In addition, on February 10, 2022, the Approving Stockholders approved, by written consent, the Corporate Actions. The Approving Stockholders (common stock only) own 96,778,105 shares, representing 64.62% of the total issued and outstanding voting power of the Company. The number of shares voting for the proposals was sufficient for approval.

NOTICE PURSUANT TO SECTION 228 — Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. Section 228 permits a Delaware corporation to take a corporate action that requires stockholder approval without holding a stockholder meeting if the corporation: (a) obtains the written consent of those stockholders who would have been entitled to cast at least the minimum number of votes that would be necessary to authorize or take such action at a stockholders meeting and (b) gives prompt notice of the corporate action to those stockholders who do not consent in writing. By written consent dated February 10, 2022, the Approving Stockholders of the Company as of the Record Date who would have been entitled to cast at least the minimum number of votes necessary to authorize such action at a meeting of stockholders authorized the Corporate Actions.

Important Notice Regarding the Availability of Information Statement Materials

Pursuant to Securities and Exchange Commission Rule §240.14C-2, you are receiving this notice that the Information Statement is available on the Internet. This communication provides only a brief overview of the more complete Information Statement Materials. We encourage you to access and review all of the important information contained in the Information Statement Materials.

Follow the instructions below to view the materials or request printed or email copies.

Our Information Statement is available at www.fdctech.com/filings.html

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a paper or e-mail copy. Please make your request for a copy by one of the following methods on or before March 30, 2022 to facilitate timely delivery.

-	E-mail to imran@fdctech.com
-	Mail at FDCTech, Inc., 200 Spectrum, Suite 300, Irvine, CA 92618
-	Telephone call to (877) 445-6047.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ Mitchell Eaglstein
Mitchell Eaglstein, Chief Executive Officer
Dated: March 15, 2022